UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGHQ	*

*	On May 18, 2022, Nasdaq Stock Market LLC filed a Form 25 delisting and deregistering the shares of common stock, par value $0.001 per share, of GWG Holdings, Inc. from The Nasdaq Stock Market, which became effective ten days after the filing of the Form 25. GWG Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on April 29, 2022 under the symbol GWGHQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2022, GWG Holdings, Inc. (the “Company”) entered into a Superpriority Secured Debtor-In-Possession Credit and Guaranty Agreement (the “DIP Credit Agreement”) with the Company, GWG Life, LLC, GWG DLP Funding IV, LLC (“DLP IV”) and GWG DLP Funding VI, LLC (“DLP VI”) as borrowers (collectively, the “Borrowers”), GWG Life USA, LLC, GWG DLP Funding V Holdings, LLC and GWG DLP Funding V, LLC, as guarantors (collectively, the “Guarantors” and, together with the Borrowers, the “Obligors”), Vida Insurance Credit Opportunity Fund III GP, LLC, as administrative agent and collateral agent (the “Administrative Agent and Collateral Agent”), and each of the other financial institutions from time to time party thereto (the “Lenders”) pursuant to which the Lenders have agreed to provide a revolving credit facility in an aggregate principal amount of up to $40 million and a term loan credit facility in an aggregate principal amount of approximately $564,125,839. The Obligors and the Administrative Agent and Collateral Agent also entered into a Debtor-In-Possession Security Agreement (the “DIP Security Agreement” and together with DIP Credit Agreement the “Agreements”) as of such date related to the DIP Credit Agreement to pledge their assets as collateral to the Lenders.

The maturity date of the DIP Credit Agreement is October 15, 2023, and borrowings under the DIP Credit Agreement bear interest at the sum of the Interest Rate Adjustment (as defined in the DIP Credit Agreement) plus the LTV Adjustment (as defined in the DIP Credit Agreement), which initially is 9.22% per annum. The DIP Credit Agreement is secured by substantially all of the assets of the Obligors under the DIP Security Agreement. The DIP Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The proceeds of all or a portion of the revolving credit facility may be used for payments related to the life settlement portfolios owned by DLP IV and DLP VI. The proceeds of all or a portion of the term loan credit facility may be used for the repayment of the Existing DIP Financing (as defined in the DIP Credit Agreement), the repayment of the SPV Credit Facilities (as defined in the DIP Credit Agreement) and, among other things, general corporate purposes, including working capital, administrative costs, expenses and fees of the transactions contemplated by the Chapter 11 Cases, for payment of court approved adequate protection obligations and other such purposes consistent with the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement and DIP Security Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement and DIP Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

The foregoing descriptions of the Agreements are qualified in their entirety by the terms of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Superpriority Secured Debtor In Possession Credit and Guarantee Agreement, dated as of December 15, 2022
10.2	Debtor-In-Possession Security Agreement, dated as of December 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: December 19, 2022	By:	/s/ Jeffrey S. Stein
	Name:	Jeffrey S. Stein
	Title:	Chief Executive Officer

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